Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

CHRISTOPHER T. HINES, ESQ. ******

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

*** licensed in CA

****licensed in CA, DC, MO and NY

***** licensed in CA and DC

******licensed in Missouri

*******licensed in NY and NJ

********licensed in NY and NJ

*********licensed in CA and HI (inactive in HI)

April 8, 2025

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Re: Reliance Global Group, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Reliance Global Group, Inc., a Florida corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, as publicly filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2025, and as thereafter amended, (the “Registration Statement”), with respect to the Company’s offering (the “Offering”) of up to 4,032,258 of the Company’s units (the “Units”), each Unit consisting of (i) one share of common stock (the “Unit Shares”) of the Company, par value $0.086 per share (“Common Stock”), or one Pre-Funded Warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”) and (ii) two Warrants to purchase one share of Common Stock (the “Common Warrants”). We are also registering the issuance of (i) up to 4,032,258 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (“Pre-Funded Warrant Shares”), (ii) up to 8,064,516 shares of Common Stock issuable upon exercise of the Common Warrants (“Common Warrant Shares”), (iii) warrants to purchase up to 201,613 of shares of Common Stock to be issued to the placement agents of this offering as additional compensation pursuant to the placement agency agreement (“Placement Agent’s Warrants;” together with the Pre-Funded Warrants and Common Warrants, the “Warrants”), and (iv) up to 201,613 of shares of Common Stock issuable upon exercise of the Placement Agent’s Warrants (“Placement Agent’s Warrant Shares”; together with the Pre-Funded Warrant Shares and Common Warrant Shares, the “Warrant Shares” ). As used herein, the Units, Unit Shares, Pre-Funded Warrant Shares, Common Warrant Shares, Placement Agent’s Warrant Shares, Pre-Funded Warrants, Common Warrants, and Placement Agent’s Warrants are collectively referred to as the “Securities”).

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of Warrant Agency Agreement, to be entered by and between the Company and VStock Transfer, LLC that is filed as Exhibit 4.6 to the Registration Statement (the “Warrant Agreement”) and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Unit Shares, Pre-Funded Warrant Shares and Warrant Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the State of New York and the State of Florida in respect of which we are opining).

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of Florida:0

1. The Securities have been duly authorized by the Company.

2. The Units, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

3. The Unit Shares, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

4. Assuming the Pre-Funded Warrants are issued and delivered as contemplated in the Prospectus, the Pre-Funded Warrant Shares, when issued and delivered upon the exercise of the Pre-Funded Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

5. Assuming the Common Warrants are issued and delivered as contemplated in the Prospectus, the Common Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Common Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

6. Assuming the Placement Agent’s Warrants are issued and delivered as contemplated in the Prospectus, the Placement Agent’s Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Placement Agent’s Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

1. The Warrants, when issued, sold and paid for as contemplated in the Prospectus and in accordance with the terms of the Warrant Agreement, with respect to the Pre-Funded Warrants and the Common Warrants, and the Placement Agency Agreement, with respect to the Placement Agent’s Warrants, the Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

This opinion is limited to the laws of the State of New York and the State of Florida as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936